                                                                     Exhibit 1.2



                                 B Y E - L A W S

                                       of

                           THE BANK OF BERMUDA LIMITED

(adopted at an annual general meeting of the Bank on the 21st day of September, 1994 and confirmed at a Special General Meeting held on the 19th day of October, 1994, and effective from the 27th day of March, 1995, as amended at general meetings on 12th day of June, 1997, 17th day of September, 1997, 24th day of July, 1998, 22nd day of September 1999, 20th day of September, 2000 and 2nd day of February, 2001)

                                      INDEX
                                      -----

Heading                                                         Number(s)
-------                                                         ---------

Interpretation                                                  1-2
Share Capital                                                   3-10
Shares Certificates                                             11-15
Lien                                                            16-18
Calls On Shares                                                 19-24
Forfeiture Of Shares                                            25-30
Register Of Members                                             31
Register of Directors and Officers                              32
Transfer Of Shares                                              33-37
Transmission Of Shares                                          40-42
General Meetings                                                43-45
Notice Of General Meetings                                      46-47
Proceedings At General Meetings                                 48-53
Voting                                                          54-60
Proxies & Corporations Acting By Representatives                61-66
Board Of Directors                                              67-69
Directors' Fees And Expenses                                    70-72
Directors' Interests                                            73-76
General Powers Of The Directors                                 77-82
Proceedings Of The Directors                                    83-91
Officers                                                        92-95
Minutes                                                         96
Seal                                                            97
Authentication of Documents                                     98
Dividends And Other Payments                                    99-107
Capitalization                                                  108
Record Dates                                                    109
Accounting Records                                              110-112
Audit                                                           113-117
Notices                                                         118-120
Signatures                                                      121
Destruction Of Documents                                        122
Winding Up                                                      123
Indemnity                                                       124
Alteration Of Bye-laws                                          125
Untraceable Shareholders                                        126
Untraceable Shareholders - Sale of Shares                       127
Voting Restriction                                              128

Schedules:
         1    Form of Share Transfer
         2    Form of Proxy

                                 INTERPRETATION
                                 --------------

1. In these Bye-laws, unless the context otherwise requires, the words standing in the first column of the following table shall bear the meaning set opposite them respectively in the second column.

           WORD                       MEANING
           ----                       -------

           "Act"                      the Companies Act 1981 of Bermuda, as
                                      amended from time to time;

           "auditor"                  the auditor of the Bank from time to time
                                      and may include any individual or
                                      partnership;

           "Bank"                     The Bank of Bermuda Limited;

           "Banks and Deposit         the Banks and Deposit Companies Act 1999,
             Companies Act"           as amended from time to time;

           "Bermudian"                has the meaning ascribed thereto by
                                      Section 113 of the Companies Act 1981, as amended from time to time;

           "Board" the Board of Directors of the Bank or the Directors present at a meeting of Directors at which a quorum is present;

           "Bye-laws"                 these Bye-laws in their present form or
                                      as amended from time to time;

           "clear days"               in relation to the period of a
                                      notice that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

           "Incorporating Act"        The Bank of Bermuda Act, 1890, as amended
                                      from time to time;

           "debenture" and            include debenture stock and debenture
           "debenture holder"         stockholder respectively;

           "Directors"                the Directors for the time being of the
                                      Bank;

           "dollar" and "$"           dollars, the legal currency of Bermuda;

           "month"                    a calendar month;

           "Notice" written notice unless otherwise specifically stated and as further defined in these Bye-laws;

           "Office"                   the registered office of the Bank from
                                      time to time;

           "Officer"                  means the persons appointed as officers
                                      pursuant to the Bye-law 92(1) only;

           "paid up"                  paid up or credited as paid up;

           "Register"                 the register of members of the Bank to be
                                      kept pursuant to the provisions of the
                                      Act;

           "Seal" any one or more common seals of the Bank for use in Bermuda or in any place outside Bermuda or any official seal that the Bank may be permitted to have under the Act;

           "Shareholder"              a duly registered holder from time to time
                                      of shares in the capital of the Bank;

           "Secretary"                any person appointed by the Board to
                                      perform any of the duties of secretary of the Bank and includes any assistant, temporary or acting Secretary;

           "share" an ordinary share in the capital of the Bank of a par value of BD$1.00 having the rights and being subject to the restrictions specified in these Bye-laws with respect to such shares and shall where the context so permits include a fraction of a share and "shares" shall be construed accordingly;

           "year"                     a calendar year.

2. In these Bye-laws, unless there be something within the subject or context inconsistent with such construction:

           (a) words importing the singular include the plural and vice versa;

           (b)        words importing a gender include every gender;

           (c) words importing persons include companies, associations and bodies of persons whether corporate or not;

           (d)        the words:

                      (i)         "may" shall be construed as permissive;

                      (ii)        "shall" shall be construed as imperative;

           (e) expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing words in a visible form;

           (f) references to any act, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force;

           (g) save as aforesaid words and expressions defined in the Act or Incorporating Act shall bear the same meanings in these Bye-laws if not inconsistent with the subject in the context.

                                  SHARE CAPITAL
                                  -------------

3. (1) The capital of the Bank shall be divided into shares of a par value of $1.00 each.

   (2) Subject to any resolution of the Shareholders to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Bank shall be divided into shares of a single class the holders of which shall, subject to the provisions of these Bye-laws:-

                      (a)         be entitled to one vote per share on a poll;

                      (b) be entitled to such dividends as the Board may from time to time declare;

                      (c) in the event of a winding-up or dissolution of the Bank, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled, subject to the rights of any other class of shares, to the surplus assets of the Bank; and

                      (d) generally be entitled to enjoy all of the rights attaching to shares.

4. (1) Subject to these Bye-laws and to any resolution of the Shareholders to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Bank (i) to Shareholders pro rata (apart from fractional entitlements) to their existing holdings; or (ii) to any persons provided the shares so issued are not more than 20% of the existing and issued share capital; or (iii) in accordance with a resolution of the Shareholders on such terms and conditions as it may determine and the Board may offer, allot, grant options over, issue warrants in respect of or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

   (2) Any shares or class of shares of the Bank may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Bank may from time to time by resolution of the Shareholders prescribe.

   (3) Subject to the Act, any shares may, with the sanction of a resolution of the Shareholders, be issued on terms that they are, or at the option of the Bank or the holder are liable, to be redeemed.

           (4) Subject to the Act, the Incorporating Act and any resolution of the Shareholders to the contrary, the Bank shall have the power to purchase or otherwise acquire for cancellation all or any part of its own shares which shall be exercisable by the Board upon such terms and subject to such conditions as it thinks fit.

           (5) Subject to the Act, the Bank may lend money in the ordinary course of its business for the purpose of an acquisition by any person of shares of the Bank.

           (6) Subject to the Act, the Bank may in accordance with any scheme for the time being in force and approved by the Shareholders in general meeting provide, directly or indirectly, money or other financial assistance for the purchase of, or subscription for, fully or partly paid shares in the Bank or any holding company of the Bank, being a purchase of or subscription for shares by a trustee of or to be held by or for the benefit of employees of the Bank, any of its subsidiaries, any holding company of the Bank or any subsidiary of any such holding company including any directors holding a salaried employment or office with or in any such company and so that the residual beneficiary of any such trust may be or include a charitable object.

           (7) Subject to the Act, the Bank may give financial assistance on such terms as the Board thinks fit to directors and bona fide employees of the Bank, its subsidiaries and any holding company of the Bank and/or any subsidiary of any such holding company in order that they may buy shares (fully or partly paid) in the Bank or any holding company of the Bank and such terms may include a provision stating that when a director ceases to be a director of, or an employee ceases to be employed by the Bank or such other company, shares bought with such financial assistance shall or may be sold to the Bank or such other company on such terms as the Board thinks fit.

5.         (1)        The Bank may from time to time by resolution of the
                      Shareholders:

           (a) increase its authorised share capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

           (b) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

           (c) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

           (d) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Incorporating Act (subject, nevertheless, to the Act), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred rights or be subject to any such restrictions as compared with the other or others as the Bank has power to attach to unissued or new shares;

           (e)        change the currency denomination of its share capital; and


           (f) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled.

           (2) The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under this Bye-law and in particular may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

6. The Bank may from time to time by resolution of the Shareholders, subject to any confirmation or consent required by law and in accordance with Section 46 of the Act, reduce its authorised or issued share capital or any share premium account or other undistributable reserve in any manner permitted by law.

7. (1) Subject to the Act and these Bye-laws, all or any of the special rights for the time being attached to any class of shares may, unless otherwise provided by the terms of issue of the shares of such class, from time to time (whether or not the Bank is being wound up) be varied, modified or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than three-fourths of the shares of that class present and voting at a separate general meeting of the holders of such shares. To any such separate general meeting all the provisions of these Bye-laws as to general meetings of the Bank shall, mutatis mutandis, apply, but so that:

                      (a) the necessary quorum (other than at an adjourned meeting) shall be two persons holding or representing by proxy not less than one-third of the issued shares of the class;

                      (b) every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him; and

                      (c) any holder of shares of the class present in person or by proxy may demand a poll.

   (2) The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

8. The Bank may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Act. Subject to the Act, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

9. Except as required by law, no person shall be recognised by the Bank as holding any share upon any trust and the Bank shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Bye-laws or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

10. Subject to the Act and these Bye-laws, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

                               SHARE CERTIFICATES
                               ------------------

11. Every share certificate shall be issued under the Seal or a facsimile thereof and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be affixed to such certificate by some mechanical means or may be printed thereon or that such certificates need not be signed by any person.

12. In the case of a share held jointly by several persons, the Bank shall not be bound to issue more than one certificate therefor and delivery of a certificate to one joint holder shall be sufficient delivery to all such holders.

13. Every person whose name is entered as a Shareholder in the Register shall be entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of five dollars per certificate or such less sum as the Board from time to time determines.

14. A Shareholder who has transferred part of the shares is entitled to a certificate for the balance, if any, of shares held without charge and the Bank shall issue to the transferee of such shares a certificate in respect thereof without charge.

15. If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant member upon request, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of exceptional out-of-pocket expenses of the Bank in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of damage or defacement, on delivery of the old certificate to the Bank.

                                      LIEN
                                      ----

16. The Bank shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share. The Bank's lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Bye-law.

17. Subject to these Bye-laws, the Bank may sell in such manner as the Board determines any share on which the Bank has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable, and giving notice of the intention to sell in default, has been served on the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

18. The net proceeds of the sale shall be received by the Bank and applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the share at the time of the sale. To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                 CALLS ON SHARES
                                 ---------------

19. (1) Subject to these Bye-laws and to the terms of allotment, the Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), and each Shareholder shall (subject to being given at least twenty-one clear days' notice specifying when payment is to be made) pay to the Bank as required by such notice the amount called on his shares. A call may be postponed or revoked in whole or in part as the Board determines.

    (2) A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed, subject to the terms of such resolution, and may be made payable by instalments.

20. (1) A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

    (2) No Shareholder shall be entitled to receive any dividend or bonus or be present and vote at any general meeting either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Shareholder until all calls or instalments due by him to the Bank, whether alone or jointly with any other person, together with interest and expenses, if any, shall have been paid.

21. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate as the Board may agree to accept, but the Board may in its absolute discretion waive payment of such interest wholly or in part.

22. Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Bye-laws shall apply as if that amount had become due and payable by virtue of a call.

23. On the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

24. The Board may receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate as the Shareholder paying such sum and the Board agree.

                              FORFEITURE OF SHARES
                              --------------------

25. (1) If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen clear days' notice:

        (a) requiring payment of the amount unpaid together with any interest which may have accrued; and

        (b) stating that if the notice is not complied with the shares on which the call was made will be liable to be forfeited.

    (2) If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends before the forfeiture declared but not actually paid on the forfeited shares.

26. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such notice.

27. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture will include surrender.

28. Until cancelled in accordance with the requirements of the Act, a forfeited share shall be the property of the Bank and may be sold, re-allotted or otherwise disposed of to such person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

29. A person whose share has been forfeited shall cease to be a Shareholder in respect of the forfeited share but nevertheless shall remain liable to pay the Bank all moneys which at the date of forfeiture were presently payable by him to the Bank in respect of the share, with interest thereon from the date of forfeiture until payment at such rate as the Board determines. The Board may enforce payment without any allowance for the value of the forfeited share.

30. A declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, or disposal of the share.

                               REGISTER OF MEMBERS
                               -------------------

31. (1) The Bank shall keep in one or more books a Register of its Members and shall enter therein the following particulars, that is to say:

        (a) the name and address of each Shareholder, the number and class of shares held by him and the amount paid or agreed to be considered as paid on such shares;

        (b) the date on which each person was entered in the Register; and

        (c) the date on which any person ceased to be a Shareholder for one year after he so ceased.


    (2) The Register of Members shall be open to inspection at the Office or such other place in Bermuda as the Board may determine between 10 a.m. and 12 noon on every business day. The Register of Members may be closed at the discretion of the Board for any time or times not exceeding in the whole thirty days in a year provided that at least fourteen days' notice must be given of any such closure in the form of an advertisement in an appointed newspaper.

                       REGISTER OF DIRECTORS AND OFFICERS
                       ----------------------------------

32. (1) The Board shall cause to be kept in one or more books at its registered office a Register of Directors and Officers and shall enter therein the following particulars with respect to each Director and the Chairman, each Deputy Chairman and the Secretary, that is to say:

        (a) first name and surname;

        (b) address; and

        (c) whether such person is Bermudian.

    (2) The Board shall, within the period of fourteen days from the occurrence of -

        (a) any change among its Directors and in the Chairman, any Deputy Chairman or Secretary; or

        (b) any change in the particulars contained in the Register of Directors and Officers, cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred.

    (3) The Register of Directors and Officers shall be open to inspection at the office of the Bank on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection.

                               TRANSFER OF SHARES
                               ------------------

33. Subject to these Bye-laws, any Shareholder may transfer all or any of his shares by an instrument of transfer which may be under hand only.

34. (1) The instrument of transfer shall be executed by or on behalf of the transferor in any usual or common form, or in the form or as near thereto as circumstances admit of Schedule 1 hereto.

    (2) The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered on the Register in respect thereof.

35. (1) The Board may refuse to register the transfer of any share on which the Bank has a lien.

    (2) The Board may decline to register any transfer of a share made by a Shareholder who is indebted to the Bank.

    (3) The Board shall decline to register any transfer of a share made by a shareholder that appears to them to infringe the provisions of the Act or the Banks and Deposit Companies Act. .

    (4) The Board may decline to recognise any instrument of transfer unless the instrument of transfer is (i) in respect of only one class of shares, accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do) and (ii) duly and properly stamped.

    (5) If the Board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged with the Bank, send to the transferor and transferee notice of the refusal.

    (6) The Board, in so far as permitted by any applicable law, may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register.

36. Subject in every case to the provisions of the Banks and Deposit Companies Act, the joint holders of a share may transfer such share to any one or more of such joint holders, and the joint holders of two or more shares may transfer such shares or any or either of them to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased shareholder may transfer such share or any of such shares to the executors or administrators of such deceased shareholder.

37. (1) The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Board may determine.

    (2) No fee shall be charged for the registration of any transfer or other document relating to or affecting the title to any share, or for otherwise making any entry in the Register relating to any share.

38. [deleted February 2, 2001]


39. [deleted February 2, 2001]


                             TRANSMISSION OF SHARES
                             ----------------------

40. If a Shareholder dies, the survivor or survivors where the deceased was a joint holder, and his legal personal representatives where he was a sole or only surviving holder, will be the only persons recognised by the Bank as having any title to his interest in the shares; but nothing in this Bye-law will release the estate of a deceased Shareholder from any liability in respect of any share which had been solely or jointly held by him.

41. Subject to Section 52 of the Act and the Banks and Deposit Companies Act, any person becoming entitled to a share in consequence of the death or bankruptcy of a Shareholder may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall notify the Bank to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person. The provisions of these Bye-laws relating to the transfer of shares shall apply to such notice or transfer as if the death or bankruptcy of the Shareholder had not occurred and the notice or transfer were a transfer signed by such Shareholder.

42. A person becoming entitled to a share in consequence of the death or bankruptcy of a Shareholder shall be entitled to receive and may give a discharge for all benefits arising or accruing on or in respect of the share, but he shall not be entitled in respect of that share to receive notices of or to attend or vote at meetings of the Bank, or, save as aforesaid, to exercise in respect of any share any of the rights or privileges of a Shareholder until he shall have become a Shareholder in respect of the Share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

                                GENERAL MEETINGS
                                ----------------

43. An annual general meeting of the Bank shall be held in each year on a day and at such time and place in Bermuda as the Board shall determine.

44. The Board may call special general meetings whenever in its judgment it is necessary or desirable which shall be held at such time and place in Bermuda as the Board shall determine.

45. Notwithstanding anything herein, the Board shall, on the deposit with the Secretary of a requisition of Shareholders holding at the date of deposit of the requisition not less than one-tenth in value of the paid-up share capital of the Bank as at the date of deposit carries the right to vote at general meetings of the Bank forthwith proceed to convene a special general meeting of the Bank. Such meeting shall be convened by the Board within twenty-one days from the date of deposit of the requisition. Such meeting shall be held within three months of the date of deposit of the requisition and at least thirty clear days' Notice shall be given to Shareholders. If within twenty-one days of the date of the deposit of the requisition the Board fails to proceed duly to convene a meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves do so in accordance with the provisions of the Act.

                           NOTICE OF GENERAL MEETINGS
                           --------------------------

46. (1) Annual general meetings and special general meetings shall be called by not less than thirty clear days' Notice to Shareholders. A general meeting may be called by shorter notice if it is so agreed:

        (a) in the case of a meeting called as an annual general meeting, by all the Shareholders entitled to attend and vote thereat; and

        (b) in the case of any other meeting, by a majority in number of the Shareholders having a right to attend and vote at the meeting, being a majority together holding not less than ninety five per cent in nominal value of the issued shares giving that right.

    (2) Notice shall specify the time and place of the meeting and the general nature of the business. The notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Shareholders other than such as, under the provisions of these Bye-laws or the terms of issue of the shares they hold, are not entitled to receive such notices from the Bank, to all persons entitled to a share in consequence of the death or bankruptcy of a Shareholder and to each of the Directors and the auditors.

47. The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS
                         -------------------------------

48. No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Ten Shareholders entitled to vote and present in person throughout the Meeting shall form a quorum for the transaction of business.

49. If within thirty minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Board may determine. If at the adjourned meeting a quorum is not present within fifteen minutes from the time appointed for the meeting, three Shareholders entitled to vote and present in person throughout the Meeting shall form a quorum for the transaction of business but otherwise the meeting shall be dissolved.

50. Each Director may attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Bank.

51. The Chairman or the Deputy Chairman shall preside as chairman at every general meeting. If at any meeting none of them is present within fifteen minutes after the time appointed for holding the meeting, or if none of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

52. The chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place. When a meeting is adjourned for twenty-one days or more, at least five clear days' Notice of the adjourned meeting shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Save as aforesaid, it shall be unnecessary to give Notice of an adjourned meeting. No business shall be transacted at an adjourned meeting other than business which might have been transacted at the meeting from which the adjournment took place except with unanimous consent of the Shareholders present.

53. If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

                                     VOTING
                                     ------

54. (1) Save where a greater majority is required by the Act or these Bye-laws, to be passed, a resolution of the Bank in general meeting requires a simple majority of the votes cast by the Shareholders voting in person or by proxy at the meeting at which the resolution is proposed. In the case of equality of votes, whether on a show of hands or on a poll, the motion shall be deemed to be lost.

    (2) Notwithstanding any other provisions of these Bye-laws to the contrary, the following matters, except to the extent any proposal in respect of such a matter has received the prior approval of the Board, shall require the affirmative votes of not less than two-thirds of all voting rights attached to all issued and outstanding shares:

        (a) removal of a Director other than for cause;

        (b) any amendment to this Bye-law 54(2);

        (c) approval of amalgamation, merger or consolidation with or into any other person, scheme of arrangement, reconstruction or the sale, lease, conveyance, exchange or other transfer of all or substantially all of the Bank's assets, or in each case, an equivalent transaction;

        (d) continuation in a country or jurisdiction outside Bermuda;

        (e) commencement of proceedings seeking winding-up, liquidation or reorganisation of the Bank; or

        (f) any amendment to Bye-law 128.

    (3) Subject to any special terms as to voting upon which any shares may be issued or from time to time may be held, at any general meeting on a show of hands every Shareholder who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative shall have one vote. On a poll, every Shareholder present in person or by proxy shall have one vote for every share held.

    (4) A resolution put to the vote of a meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:

        (a) by the chairman of the meeting; or

        (b) by at least three Shareholders entitled to vote at the meeting; or

        (c) by a Shareholder or Shareholders representing in person or by proxy not less than one-tenth of the total voting rights of all Shareholders having the right to vote at the meeting; or

        (d) by a Shareholder or Shareholders in person or by proxy holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

    (5) A demand by a person as proxy for a Shareholder shall be deemed to be the same as a demand by the Shareholder.

55. Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Bank, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

56. (1) If a poll is duly demanded the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

    (2) A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than thirty days after the date of the demand) and place as the chairman directs. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

    (3) The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded, and, with the consent of the chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

    (4) On a poll votes may be given either personally or by proxy.

    (5) A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

57. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

58. A Shareholder who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purposes of general meetings.

59. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Bank have been paid.

60. If (i) any objection shall be raised to the qualification of any voter; or
(ii) any votes have been counted which ought not to have been counted or which might have been rejected; or (iii) any votes are not counted which ought to have been counted; the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                PROXIES & CORPORATIONS ACTING BY REPRESENTATIVES
                ------------------------------------------------

61. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same, in the form or as near thereto as circumstances admit of Schedule 2 hereto. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the fact.

62. A proxy must be a Shareholder. A Shareholder may appoint a proxy in respect of part only of his holding of shares in the Bank.

63. The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Office) not less than 14 clear days before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than forty-eight hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date specified in it as the date of its execution.

64. The Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

65. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Bank at the Office(or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

66. Any corporation which is a Shareholder may authorise such person as it thinks fit to act as its representative at any meeting of the Bank of any class of Shareholder. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Shareholder and such corporation shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a person so authorised is present thereat.

                               BOARD OF DIRECTORS
                               ------------------

67. (1) The business of the Bank shall be managed and conducted by a Board of Directors consisting of not less than nine and not more than thirty as the Shareholders may from time to time determine who shall be elected or appointed at the annual general meetings of the Bank. At the first annual general meeting after this bye-law becomes effective the persons nominated to be elected or appointed as Directors shall be divided into three classes of approximately equal size determined by lot; the term of office of those in the first class to expire at the annual general meeting next following such meeting, the term of office of those in the second class to expire at the second annual general meeting following such meeting, and the term of office of those in the third class to expire at the third annual general meeting following such meeting. At each annual general meeting held after such classification and election, Directors shall be elected or appointed for a full three year term, as the case may be, to succeed those whose terms expire. Each Director shall hold office for the term for which he is elected and until his successor is appointed. Any general meeting may authorise the Board to fill any vacancy in their number unfilled at a general meeting.

    (2) The only persons who shall be eligible for appointment or election as a Director in accordance with bye-law 67(1) at any general meeting of the Bank shall be persons either (i) for whom a written notice of nomination signed by not less than ten Shareholders holding in the aggregate not less than 5% of the issued and outstanding shares of the Bank at that time has been delivered to the Office for the attention of the Secretary not less than twenty days prior to the scheduled date of such general meeting or any adjournment thereof, or (ii) who have been approved for such purpose by the Board and identified in the Notice of such general meeting or by way of note or other document sent to the Shareholders not less than twenty days prior to the scheduled date of such general meeting.

    (3) The Directors shall have the power from time to time and at any time to appoint any qualified person to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election.

    (4) Subject to any provision to the contrary in these Bye-laws the Shareholders may, at any general meeting convened and held in accordance with these Bye-laws, remove a Director at any time provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for his removal.

    (5) A vacancy on the Board created by the removal of a Director under the provisions of sub-paragraph (4) above may be filled by the election or appointment of the Shareholders at the meeting at which such Director is removed to hold office until the next appointment of Directors or until their successors are elected or appointed or, in the absence of such election or appointment such general meeting may authorise the Board to fill any vacancy in their number left unfilled.

    (6) The Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to these Bye-laws as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of (i) filling vacancies on the Board, (ii) summoning a general meeting of the Bank or (iii) preserving the assets of the Bank.

68. The office of a Director shall be vacated if:

    (a) the Director resigns his office by notice in writing delivered to the Office or tendered at a meeting of the Board whereupon the Board resolves to accept such resignation;

    (b) the Director becomes of unsound mind or dies;

    (c) the Director without leave, is absent from meetings of the Board for twelve consecutive months, and the Board resolves that his office be vacated;

    (d) the Director becomes bankrupt or compounds with his creditors;

    (e) the Director is prohibited by law from being a director;

    (f) the Board resolves that his office be vacated by a resolution passed by a majority of three-quarters of the Directors in office; or

    (g) the Director ceases to be a Director by virtue of any provision of the Act or is removed from office pursuant to these Bye-laws.

69. (1) The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or assistant managing director or to hold any other employment or executive office with the Bank for such period (subject to the Act) and upon such terms as the Board may determine and may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Bank or the Bank may have against such Director for any breach of any contract of service between him and the Bank which may be involved in such revocation or termination.

    (2) An executive Director shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

                          DIRECTORS' FEES AND EXPENSES
                          ----------------------------

70. The fees of the Directors may from time to time be determined by the Board. Such fees shall be deemed to accrue from day to day.


71. Each Director shall be entitled to be paid all travelling, hotel and incidental expenses properly incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Bank or otherwise in connection with the discharge of his duties as a Director in connection with the business of the Bank. Any Director who, by request, goes or resides abroad for any purpose of the Bank or who performs services which in the opinion of the Board or any duly authorised committee thereof go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board or any duly authorised committee thereof may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

72. (1) The Board shall have power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any Director or ex-Director and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.

    (2) No sum shall be payable to any Director as compensation for or in respect of his loss of office as a Director unless the same shall have been approved by resolution by the Shareholders in general meeting.

                              DIRECTORS' INTERESTS
                              --------------------

73. A Director may: (i) hold any other office or place of profit with the Bank (except that of auditor) in conjunction with his office of Director for such period and subject to the relevant provisions of the Act upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Bye-law; (ii) act by himself or his firm in a professional capacity for the Bank (otherwise than as auditor), on such terms as the Board may determine, and he or his firm may be remunerated for professional services as if he were not a Director; (iii) be or become a director or other officer of, or otherwise interested in, any company promoted by the Bank or in which the Bank may be interested, and shall not be liable to account to the Bank or the Shareholders for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Bank to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

74. Subject to the Act and to these Bye-laws, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Bank, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Bank or the Shareholders for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established if he shall declare the nature of his interests.

75. A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Bank shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Bye-law, a general notice to the Board by a director to the effect that: (i) he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or (ii) he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him; shall be deemed to be a sufficient declaration of interest under this Bye-law in relation to any such contract or arrangement, provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

76. Unless disqualified by the chairman of the relevant meeting, any Director may vote in respect of any contract, arrangement or transaction or proposed contract, arrangement or transaction notwithstanding that he may be interested therein and, if he does so, his vote shall be counted and he may be counted in the quorum at any meeting of the Board at which any such contract, arrangement or transaction or proposed contract, arrangement or transaction shall come before the meeting for consideration provided that he has, where relevant, first disclosed his interest in accordance with these Bye-laws. The Bank may by resolution of the Shareholders suspend or relax the provisions of this Bye-law to any extent or ratify any transaction not duly authorised by reason of a contravention of the last preceding Bye-law.

                         GENERAL POWERS OF THE DIRECTORS
                         -------------------------------

77. (1) The business of the Bank shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Bank and may exercise all powers of the Bank (whether relating to the management of the business of the Bank or otherwise) which are not by the Acts or by these Bye-laws required to be exercised by the Bank in general meeting, subject nevertheless to the provisions of the Acts and of these Bye-laws and to such regulations, being not inconsistent with such provisions, as may be prescribed by the Bank in general meeting, but no regulations made by the Bank in general meeting shall invalidate any prior act of the Board which would have been valid if such regulations had not been made. The general powers given by this Bye-law shall not be limited or restricted by any special authority or power given to the Board by any other Bye-law.

    (2) Any person contracting or dealing with the Bank in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any two of the Directors or Officers acting jointly on behalf of the Bank and the same shall be deemed to be validly entered into or executed by the Bank as the case may be and shall, subject to any rule of law be binding on the Bank.

78. The Board may establish local boards or agencies for managing any of the affairs of the Bank in any place, and may appoint any persons to be members of such local board, or any managers or agents, and may fix their remuneration. The Board may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

79. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Bank for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney or attorneys may, if so authorised under the Seal of the Bank, execute any deed or instrument under their personal seal with the same effect as the affixation of the Bank's Seal.

80. The Board may entrust to and confer upon any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

81. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Bank shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

82. The Board may exercise all the powers of the Bank to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Bank and, subject to the Act, to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Bank or of any third party.

                          PROCEEDINGS OF THE DIRECTORS
                          ----------------------------

83. (1) The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate.

    (2) At meetings of the Board all questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes, the motion shall be deemed lost.

84. (1) A Meeting of the Board may be convened by the Secretary or by any two Directors. The Secretary shall convene a meeting of the Board whenever he shall be required so to do by the Chairman, Deputy Chairman, any two Directors or any two Officers.

    (2) At least forty-eight hours' notice of a meeting of the Board shall be given to each Director in Bermuda or forwarded by post to such Director's address but in any case considered by those convening the meeting to be urgent, the meeting may be convened in such other manner as shall be considered practicable and every reasonable effort shall be made to notify each Director in Bermuda of such meeting in time to enable such Director to attend the same. Any Director may waive notice of any meeting.

85. (1) The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be five Directors in office at the date of the meeting.

    (2) Directors may participate in any meeting of the Board by means of conference telephone or other communications equipment through which all persons participating in the meeting can communicate with each other and such participation shall constitute presence at a meeting as if those participating were present in person.

    (3) Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

86. If at any meeting neither the Chairman nor any Deputy Chairman is present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

87. A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

88. (1) The Board may delegate any of its powers, authorities and discretions to committees, consisting of such director or directors as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board.

    (2) All acts done by any such committee in conformity with such regulations and in fulfilment of the purposes for which it was appointed, shall have like force and effect as if done by the Board.

    (3) The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board under the last preceding Bye-law.

89. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (provided that number is sufficient to constitute a quorum) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in like form such signed by one or more of the Directors or members of the committee concerned.

90. All acts done by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member or the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

91. (1) The Board may from time to time appoint, or may authorise any Officer to appoint, a general manager or chief executive officer, managers or officers of the Bank and may, or may authorise any Officer to, fix his or their remuneration either by way of salary or commission or by conferring the right to participation in the profits of the Bank or by a combination of two or more of these modes and pay the working expenses of any of the staff of the general manager, or chief executive officer, managers or officers who may be employed by him or them upon the business of the Bank.

    (2) The appointment of such general manager or chief executive officer, managers or officers may be for such period as the Board may decide, and the Board may confer upon him or them all or any of the powers of the Board as they may think fit.

    (3) The Board may enter into such agreement or agreements with any such general manager or chief executive officer, managers or officers upon such terms and conditions in all respects as the Board may in their absolute discretion think fit, including a power for such persons to appoint assistant managers or officers or other employees whatsoever under them for the purpose of carrying on the business of the Bank.

    (4) The duties of the other officers and employees of the Bank may be determined by the general manager or chief executive officer, subject to such regulations and directions as the Directors shall prescribe. The officers and employees of the Bank shall receive such salaries as the Directors may from time to time determine.

                                    OFFICERS
                                    --------

92. (1) Subject to the Act and the Incorporating Act, the Officers of the Bank shall consist of a Chairman, Deputy Chairman, Secretary and such additional Officers as the Board may from time to time determine, all of whom shall be deemed to be Officers for the purposes of the Act, the Incorporating Act and these Bye-laws.

    (2) Subject to the Act and the Incorporating Act, the Directors of the Bank shall, as soon as practicable after each appointment or election of Directors, elect one of their number to be Chairman and another one to be Deputy Chairman and if more than one Director is proposed for any of these Offices, the election to such Offices shall take place in such manner as the Directors may determine.

    (3) The Officers shall receive such remuneration as the Board may from time to time determine.

    (4) The Secretary and additional Officers, if any, shall be appointed by the Board and shall hold office during the Board's pleasure.

93. The Chairman or Deputy Chairman, as the case may be, shall act as chairman at all meetings of the Shareholders and of the Directors at which he is present. In their absence, a chairman shall be appointed or elected by those present at the meeting in accordance with these Bye-laws.

94. The Secretary shall attend all meetings of the Shareholders and of the Directors and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Act or these Bye-laws or as may be prescribed by the Board.

95. The Officers of the Bank shall have such powers and perform such duties in the management, business and affairs of the Bank as may be delegated to them by the Directors from time to time.

                                     MINUTES
                                     -------

96. The Board shall cause Minutes to be duly entered in books provided for the purpose:

                (a) of all elections and appointments of officers;

                (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

                (c) of all resolutions and proceedings of each general meeting of the Shareholders, meetings of the Board and meetings of committees of the Board.

                                      SEAL
                                      ----

97. The Bank shall, insofar as permitted by the Act, have one or more Seals, as the Board may determine. The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Bye-laws, any instrument to which a Seal is affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person or persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Bank the Board may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature.

                           AUTHENTICATION OF DOCUMENTS
                           ---------------------------

98. Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any document affecting the constitution of the Bank and any resolution passed by the Bank or the Board or any committee, and any books, records, documents and accounts relating to the business of the Bank, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Bank having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Bank or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Bank upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

                          DIVIDENDS AND OTHER PAYMENTS
                          ----------------------------

99. (1) Subject to the Act, the Board may from time to time declare dividends to be paid to the Shareholders according to their rights and interests in the sums available for distribution. A notice of every dividend declared shall be given to each Shareholder.

    (2) No dividend or other distribution shall be paid otherwise than out of sums available for distribution (such sums being ascertained in accordance with the Act) or contributed surplus.

100. (1) The Board shall be entitled from time to time by resolution to adopt a scheme for the investment by Shareholders of dividends declared by the Board in subscription for further shares of the Bank.

    (2) Where in accordance with any such scheme a Shareholder elects to participate therein, the Secretary shall cause the dividend due to such Shareholder to be withheld and applied in subscription for further shares at a price determined in accordance with such scheme; and the shares so issued shall be deemed fully paid.

101. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

                (a) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Bye-law as paid up on the share; and

                (b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

102. The Board may from time to time pay to the Shareholders such interim dividends as appear to the Board to be justified by the sums available for distribution and may also pay any fixed dividend which is payable on any shares of the Bank quarterly or on any other dates, whenever such position, in the opinion of the Board, justifies such payment.

103. The Board may deduct from any dividend or other moneys payable to a Shareholder by the Bank on or in respect of any shares all sums of money (if any) presently payable by him to the Bank on account of calls or otherwise in respect of shares of the Bank.

104. Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Bank. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

105. Any dividend unclaimed after a period of seven years from the date upon which such dividend became payable shall be forfeited and shall revert to the Bank. No dividend shall bear interest against the Bank. The payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of a share into a separate account shall not constitute the Bank a trustee in respect thereof.

106. The Board may direct payment or satisfaction of any dividend wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company, and where any difficulty arises in regard to such distribution the Board may settle it as it thinks expedient, and in particular may issue certificates in respect of fractions of shares or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the value so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

107. Before declaring any dividend, the Board may set aside out of the profits of the Bank such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Bank may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Bank or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

                                 CAPITALISATION
                                 --------------

108. (1) The Board may resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Bank's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders of the Bank.

     (2) The Board may capitalise any sum on reserve account or sums otherwise available for distribution by applying such amounts in paying up in whole or in part partly paid shares of those Shareholders who would have been entitled to such sums if they were distributed by way of dividend or such distribution.

                                  RECORD DATES
                                  ------------

109. Notwithstanding any other provision of these Bye-laws the Directors may fix any date as the record date for:

            (a) determining the Shareholders entitled to receive any dividend, distribution, allotment or issue;

            (b) determining the Shareholders entitled to receive notice of, attend and to vote at any general meeting of the Bank.


                               ACCOUNTING RECORDS
                               ------------------

110. The Board shall cause to be kept accounting records sufficient to give a true view of the state of the Bank's affairs and to show and explain its transactions, in accordance with the Act and the Banks and Deposit Companies Act.

111. The accounting records shall be kept at the Office or, subject to the Act, at such other place or places as the Board decides and shall always be open to inspection by the officers of the Bank. No Shareholder (other than an Officer of the Bank) shall have any right of inspecting any accounting record or book or document of the Bank except as conferred by law or authorised by the Board.

112. Subject to the Act, a balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Bank under convenient heads and a statement of income and expenditure, together with a copy of the auditors' report, shall be sent to each person entitled thereto and laid before the Bank in general meeting in accordance with the requirements of the Act. The financial year- end of the Bank may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

                                      AUDIT
                                      -----

113. (1) Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, the Shareholders shall appoint an approved auditor (within the meaning of the Banks and Deposit Companies Act) to audit the accounts of the Bank and such auditor shall hold office until the Shareholders appoint another auditor. Such auditor may be a Shareholder but no Director or Officer or employee of the Bank shall, during his continuance in office, be eligible to act as an auditor of the Bank.

     (2) The remuneration of the auditor shall be fixed by the Bank in general meeting or in such manner as the Shareholders may determine.

114. Subject to Section 88 of the Act the accounts of the Bank shall be audited at least once in every year.

115. If the office of auditor becomes vacant by the resignation or death of the auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall as soon as practicable convene a special general meeting to fill the vacancy.

116. The auditor shall at all reasonable times have access to all books kept by the Bank and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Bank for any information in their possession relating to the books or affairs of the Bank.

117. The statement of income and expenditure and the balance sheet provided for by these Bye-Laws shall be examined by the auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Bank and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Bank, whether the same has been furnished and has been satisfactory; and the report of the auditor shall be submitted to the Shareholders in general meeting.

                                     NOTICES
                                     -------

118. Any Notice from the Bank to a Shareholder shall be given in writing or by cable, telex or facsimile transmission message and any such Notice and (where appropriate) any other document may be served or delivered by the Bank on or to any Shareholder either personally or by sending it through the post in a prepaid envelope addressed to such Shareholder at his registered address as appearing in the Register or at any other address supplied by him to the Bank for the purpose or, as the case may be, by transmitting it to any such address or transmitting it to any telex or facsimile transmission number supplied by him to the Bank for the giving of notice to him or which the person transmitting the notice reasonably and bona fide believes at the relevant time will result in the notice being duly received by the Shareholder. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.

119. Any Notice or other document:

                      (a) if served or delivered by post, shall be sent airmail where appropriate and shall be deemed to have been served or delivered at the time when the envelope containing the same would be delivered in the ordinary course of post; in proving such service or delivery it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other Officer of the Bank that the envelope containing the notice or other document was so addressed and put into the post shall be conclusive evidence thereof; and

                      (b) if served or delivered in any other manner contemplated by these Bye-laws, shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant dispatch or transmission; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Bank as to the fact and time of such service, delivery, despatch or transmission shall be conclusive evidence thereof.

120. Any Notice or other document delivered or sent by post to or left at the registered address of any Shareholder in pursuance of these Bye-laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Bank has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the Notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such Notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                                   SIGNATURES
                                   ----------

121. For the purposes of these Bye-laws, a cable or telex or facsimile transmission message purporting to come from a holder of shares or, as the case may be, a Director, or in the case of a corporation which is a holder of shares or a Director, or from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director in the terms in which it is received.

                            DESTRUCTION OF DOCUMENTS
                            ------------------------

122. The Bank may destroy:

        (a) any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

        (b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate variation cancellation or notification was recorded by the Bank;

        (c) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

        (d) any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

and it shall conclusively be presumed in favour of the Bank that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Bank. Provided always that:
(i) the foregoing provisions of this Bye-law shall apply only to the destruction of a document in good faith and without express notice to the Bank that the preservation of such document was relevant to a claim; (ii) nothing contained in this Bye-law shall be construed as imposing upon the Bank any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled; and (iii) references in this Bye-law to the destruction of any document include references to its disposal in any manner.

                                   WINDING UP
                                   ----------

123. If the Bank shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a resolution of the Shareholders, divide among the Shareholders in specie or kind the whole or any part of the assets of the Bank and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator with the like authority shall think fit, and the liquidation of the Bank may be closed and the Bank dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

                                    INDEMNITY
                                    ---------

124. (1) The Directors, Secretary and other officers for the time being of the Bank and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Bank and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Bank from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Bank shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Bank shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; PROVIDED THAT this indemnity shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to any of said persons.

    (2) Each Shareholder agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Bank, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Bank; PROVIDED THAT such waiver shall not extend to any matter in respect of any wilful negligence, wilful default, fraud or dishonesty which may attach to such Director.

                             ALTERATION OF BYE-LAWS
                             ----------------------

125. (1) No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Directors and confirmed by a resolution of the Shareholders.

     (2) At any general meeting at which a resolution is to be proposed rescinding, altering or amending a bye-law or adopting a new bye-law:

         (a) the necessary quorum shall be ten Shareholders in person or by proxy holding or representing at least ten percent of the issued shares entitled to attend a vote thereon; and

         (b) the resolution shall only be deemed passed if approved by a seventy-five per cent majority of the votes cast in accordance with the provisions of these Bye-laws.

                            UNTRACEABLE SHAREHOLDERS
                            ------------------------

126. Without prejudice to the rights of the Bank under Bye-law 105 and Bye-law 122, the Bank may cease sending cheques or warrants for dividend entitlements by post, if such cheques or warrants have been returned or left uncashed on two consecutive occasions. However, the Bank may exercise the power to cease sending cheques or warrants for dividend entitlements after the first occasion on which such cheque or warrant is returned or undelivered if, following one such occasion, reasonable enquiries have failed to establish any new address on the registered holder.

                    UNTRACEABLE SHAREHOLDERS - SALE OF SHARES
                    -----------------------------------------

127. The Bank shall have the power to sell, in such manner as the Board thinks fit, any shares of a Shareholder who is untraceable, but no such sale shall be made unless:

         (a) all cheques or warrants, being not less than three in total, for any sum payable in cash to such Shareholder in respect of the relevant shares sent during the relevant period in the manner authorised by the Bye-laws have remained uncashed;

         (b) on or after the expiry of the relevant period, the Bank has given notice of its intention to sell such shares, by way of advertisement published in an appointed newspaper and in a newspaper circulating in the area in which the last known address of the Shareholder at which service of Notice may be effected in accordance with these Bye-laws; and

         (c) the Bank has notified the Bermuda Stock Exchange of its intention of such sale.

         For the purpose of the foregoing, "relevant period" means the period commencing seven years before the proposed exercise of the power to sell the shares. To give effect to any such sale, the Board may authorise any person to transfer the said shares and the instrument of transfer signed or otherwise executed by or on behalf of such person shall be effective as if it had been executed by the Shareholder or the person entitled to transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Bank and upon receipt by the Bank of such proceeds, it shall become indebted to the former Shareholder for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Bank shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Bank or as it thinks fit. Any sale under this Bye-law shall be valid and effective not withstanding that the Shareholder holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

                               VOTING RESTRICTION
                               ------------------

128. (1) In this Bye-law the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

         "associate" has the meaning set out in section 7 of the Banks and Deposit Companies Act;

         "Minister" has the same meaning as in the Banks and Deposit Companies Act;

         "Relevant Shareholder" means any person who is interested in shares which represent more than 40% of all shares then issued and outstanding, unless the Minister in his unfettered discretion has consented to the acquisition of such person's interests in shares which represent more than 40% of all shares then issued and outstanding;

         "Relevant Shares" means the shares in which a Relevant Shareholder has an interest which represent more than 40% of all the shares then issued and outstanding;

    (2) A Relevant Shareholder shall not be entitled to vote at any general meeting of the Bank with respect to the Relevant Shares of such Relevant Shareholder, and the right to vote on a poll which would have otherwise attached to such Relevant Shares shall be allocated equally among the shares other than shares in which any Relevant Shareholder has an interest.

    (3) For the purposes of this Bye-law the word "interest" means (and "interests" and "interested in shares" shall be construed accordingly) an interest of any kind whatsoever in shares including but not limited to the following:

         (a) any interest in shares comprised in property held on trust;

         (b) any contractual right to purchase shares whether for cash or other consideration;

         (c) any interest by virtue of any right or obligation (whether subject to conditions or not) to exercise any right conferred by the holding of shares including but not limited to voting rights or any entitlement to control the exercise of any such right;

         (d) any right to call for delivery of shares;

         (e) the right to acquire an interest in the shares or an obligation to take an interest in shares; or

         (f) the power to dispose of shares.

         Provided always:

         (g) persons having a joint interest shall be taken each of them to have that interest;

         (h) a person shall be taken to be interested in any shares in which an associate of that person is interested;

         (i) a person shall be taken to be interested in shares if a body corporate is interested in them and:

             (i) that body corporate or its directors are accustomed to act in accordance with the directions or instructions of that person, or

             (ii) that person is entitled by virtue of any right or obligation (whether subject to conditions or not) to exercise or control the exercise of one third or more of the voting power at general meetings of that body coporate, provided that where a person is entitled to exercise or control the exercise of one third or more of the voting power at general meetings of a body corporate and that body corporate is entitled to control the exercise of any of the voting power at general meetings or of another body corporate such voting power is taken as exercisable by that person;

         Provided always that the following interests shall be disregarded if the person in question is under any obligation to exercise or control the exercise of the voting rights of the securities concerned at the instance of any other person:-

         (j) any interest of a custodian trustee or a bare trustee;

         (k) any interest of a licensed bank or other financial institution held by way of security for the purposes of a transaction entered into in the ordinary course of banking business;

         (l) an interest of a personal representative;

         (m) any interest of a person arising by reason only that that person has been appointed a proxy to vote at a specified meeting of the holders of such securities and at any adjournment of that meeting or has been appointed to act as a representative at any meeting of the holders of such securities;

         (n) any interest of any underwriter or sub-underwriter of any offer of the securities provided the agreement or interest is confined to that purpose and any matters incidental to it;

         (o) any interest of any market maker in the securities which has been approved by the Board, provided the interest is confined to that purpose and any matters incidental to it;

         (p) any interest as a beneficiary under a pension or retirement benefits scheme;

         (q) the interests of any subsidiary of the Company.

                                   SCHEDULE 1

                               SHARE TRANSFER FORM

                           THE BANK OF BERMUDA LIMITED

The number of ordinary shares of par value of BD$1.00 to be transferred is
......................... (figures) ........................ (words).

TRANSFER FROM:                    (Mr./Mrs./Miss) ..............
Name of Transferor(s):            ..............................
Address of Transferor(s):         ..............................
                                  ..............................

CONSIDERATION:                    ..............................

TRANSFER TO:                      (Mr./Mrs./Miss) ..............
Name of Transferee(s):            ..............................
Address of Transferee(s):         ..............................

Nationality of Transferee(s):  ..............................
Occupation of Transferee(s):      ..............................

If joint holders state type of co-ownership to be acquired by Transferees:
Joint tenancy (i.e. with right of survivorship)/tenancy in common ...........


Date of Transfer:       .............................., ........


FOR THE CONSIDERATION stated above the "Transferor(s)" hereby transfer(s) to the "Transferee(s)" the shares or stock specified above

AS WITNESS whereof this transfer has been duly executed the day and year before written.

SIGNED by the Transferor(s):      )
in the presence of:               )
                                  )
                                  )

                                   SCHEDULE 2
                                   ----------

         The Bank of Bermuda Limited

PROXY

If you cannot attend this meeting and wish your shares voted by proxy, please complete this form and return as indicated below.

I/We     _________________________________________________________________
of       __________________________________________________________________
the registered holder(s) of common shares of BD$1.00 each in the The Bank of Bermuda Limited hereby appoint the Chairman of the Meeting, failing whom, ______________________________________________________________________ as my/our
proxy to attend and vote on my/our behalf as indicated below at the [Annual]/[Special] General Meeting of The Bank of Bermuda Limited to be held on [ ] at [ ] p.m. and at any adjournment thereof.

RESOLUTIONS

                                       FOR              AGAINST
         THAT

                                    ----------          -------

                                    ----------          -------



Dated this ________________ day of ___________________ 20[  ].

Signature or Common Seal: __________________________________________

Witness:  _________________________________________________________


notes

(1)  A proxy holder must be a Shareholder.
(2) Please indicate how you wish your votes to be cast on a poll by placing an "x" in the appropriate box. If you do not do so, your proxy will abstain or vote for or against the resolution(s) at his or her discretion.
(3) To be valid, this proxy form must be completed and deposited with [person] at [place], or by facsimile #[fax number] on or before [time]on [date].
(4) In the case of Joint holders, this proxy form may be signed by any one such holder.
(5) If the appointor is a corporation, this proxy for must be executed under its common seal or under the hand of an officer, attorney or other person authorized to sign the same.